EXHIBIT 99.1

Voyager Oil & Gas, Inc. Reports Strong Acreage Positions, Oil and Gas Production and Revenue Growth for Full Year 2010

Oil Production for the Fourth Quarter Ended 12/31/2010 was 6,858 Barrels up 61% from 4,264 Barrels for the third quarter ended 9/30/2010.

BILLINGS, MONTANA — March 15, 2011 — Voyager Oil & Gas, Inc. (AMEX: VOG), announces strong acreage positions, oil and gas production and revenue growth for full year 2010.  For the year, the Company reported oil and gas revenues of $942,840.  Fourth quarter revenues were $493,000, representing sequential growth of 85.7% over the third quarter revenue figure of $265,000.  Second to third quarter sequential revenue growth was 63.2%.

2010 Highlights:

•                  Established production from 7 gross (0.74 net) wells in which it holds working interests.  Production at December 31, 2010 approximated 120 barrels of oil per day.

•                  Drilled with a 100% success rate in 2010 with 18 Bakken and Three Forks wells completed or completing.  The Company also had one successful Niobrara discovery at December 31, 2010.

•                  Purchased oil, gas and mineral leases totaling approximately 15,000 net mineral acres for an average of $650 per acre.

•                  Entered into an exploration and development agreement with Slawson Exploration Company, Inc. to develop Slawson’s 48,000 net acres in the Denver-Julesberg Basin Niobrara Formation in Weld County, Colorado.  Slawson has set surface casing for 22 wells that it expects to drill in 2011. Voyager purchased a 50% working interest in the approximately 48,000 acre block for $7.5 million and will participate on a heads-up basis on all wells drilled, as well as participate for its proportionate working interest in all additional acreage acquired in an area of mutual interest consisting of Weld and Laramie Counties.

•                  Had a cash balance of $11,358,520 at year-end.

Subsequent Events:

•                  Voyager Oil & Gas was approved for listing on the NYSE Amex stock exchange under the symbol “VOG.” Voyager’s common stock was previously traded on the OTCBB.

•                  On February 8, 2011, the Company completed a private placement to accredited investors of 12,500,000 shares of common stock for net proceeds of $46.6 million.  The Company also issued 6,250,000 warrants to subscribers of the private placement concurrently with the sale of shares, with an exercise price of $7.10, and a five year term from the date of the closing.

During the year ended December 31st, 2010, the Company reported oil production of 13,198 barrels and natural gas production of 3,489 McF for a total of 13,780 in barrel of oil equivalent.  For the year, the average sales price of oil was $70.26 per barrel and natural gas was $4.44 per McF.  This compares very favorably to the average production cost for oil of $9.87 per barrel and $0.21 per McF for natural gas. As of year-end 2010, the Company has seven gross wells and 0.74 net wells in which it holds working interests.

J.R. Reger, CEO commented: “2010 was an excellent first year for Voyager.  We have achieved some significant milestones during the year, and look forward to continued strength and growth into 2011 and beyond.  We will continue to focus on exploring for and developing oil with the leases that we control as well as continue to expand our acreage positions.  In 2011 we expect to drill approximately six net Bakken/Three Forks wells, a minimum of six net Niobrara wells and we expect to continue our aggressive acreage expansion.  Thanks to a strong balance sheet and proven operating strategy, we believe that we are well positioned to take advantage of opportunities in the marketplace as they develop.”

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About Voyager Oil & Gas

Voyager Oil & Gas, Inc. is an exploration and production company based in Billings, Montana. Voyager’s primary focus is oil shale resource prospects in the continental United States. Voyager currently controls approximately 138,000 net acres in the following five primary prospect areas:

•                  24,000 core net acres targeting the Bakken/Three Forks in North Dakota and Montana;

•                  14,200 net acres targeting the Niobrara formation in Colorado and Wyoming;

•                  800 net acres targeting a specific Red River prospect in Montana;

•                  33,500 net acres in a joint venture targeting the Heath Shale formation in Musselshell, Petroleum, Garfield and Fergus Counties of Montana; and

•                  65,000 net acres in a joint venture in the Tiger Ridge gas field in Blaine, Hill and Chouteau Counties of Montana.

For additional information on Voyager Oil & Gas visit the Company’s new website at: http://www.voyageroil.com/

SAFE HARBOR

This press release contains forward-looking statements regarding future events and our future results that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934.  All statements other than statements of historical facts included in this report, such as statements regarding our future expectations to drill additional wells and that we will continue our aggressive acreage expansion are forward-looking statements. Forward-looking statements are based on our current expectations and assumptions about future events and involve inherent risks and uncertainties. Important factors (many of which are beyond our control) could cause actual results to differ materially from those set forth in the forward-looking statements, including those described in our public filings with the Securities and Exchange Commission. Readers should not place undue reliance on any such forward-looking statements, which are made only as of the date hereof. Voyager undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in Voyager’s expectations.

VOYAGER OIL & GAS, INC.

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2010 AND 2009

	December 31,
	2010	2009
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$11,358,520	$691,263
Trade Receivables	295,821	—
Short Term Investments	242,070	275,151
Prepaid Drilling Costs	493,660	—
Prepaid Expenses	85,988	—
Restricted Cash	51,000	—
Other Current Assets	1,465	7,781
Total Current Assets	12,528,524	974,195

PROPERTY AND EQUIPMENT
Oil and Natural Gas Properties, Full Cost Method
Proved Properties	6,700,438	—
Unproved Properties	31,176,109	4,477,236
Other Property and Equipment	18,346	17,748
Total Property and Equipment	37,894,893	4,494,984
Less - Accumulated Depreciation and Depletion	(1,927,991)	(30)
Total Property and Equipment, Net	35,966,902	4,494,954

Total Assets	$48,495,426	$5,469,149

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts Payable	$537,757	$30,712
Accrued Expenses	188,923	5,833
Operating Lease Reserve	200,756	—
Senior Secured Promissory Notes	14,836,644	—
Total Current Liabilities	15,764,080	36,545

LONG-TERM LIABILITIES
Other Noncurrent Liabilities	10,522	—

Total Liabilities	15,774,602	36,545

STOCKHOLDERS’ EQUITY
Preferred Stock - Par Value $.001; 20,000,000 Shares Authorized;
None Issued or Outstanding	—	—
Common Stock, Par Value $.001; 100,000,000 Authorized, 45,344,431
Outstanding (12/31/2009 — 18,339,408 Shares Outstanding)	45,344	18,339
Additional Paid-In Capital	39,204,507	7,668,237
Accumulated Deficit	(6,529,027)	(2,260,458)
Accumulated Other Comprehensive Income (Loss)	—	6,486
Total Stockholders’ Equity	32,720,824	5,432,604

Total Liabilities and Stockholders’ Equity	$48,495,426	$5,469,149

The accompanying notes are an integral part of these financial statements.

VOYAGER OIL & GAS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2010, AND 2009 AND THE PERIOD

FROM INCEPTION (APRIL 18, 2008) THROUGH DECEMBER 31, 2008

	Year Ended December 31,
	2010	2009
REVENUES
Oil and Gas Sales	$942,840	$—

OPERATING EXPENSES
Production Expenses	26,686	—
Production Taxes	102,743	—
General and Administrative Expense	1,778,161	2,308,199
Depletion of Oil and Gas Properties	547,844	—
Impairment of Oil and Gas Properties	1,377,188	—
Depreciation and Amortization	2,929	30
Accretion of Discount on Asset Retirement Obligations	358	—
Total Expenses	3,835,909	2,308,229

LOSS FROM OPERATIONS	(2,893,069)	(2,308,229)

OTHER INCOME (EXPENSE)
Merger Costs	(735,942)	—
Interest Expense	(629,026)	—
Other Income (Expense)	54,708	31,037
Total Other Income (Expense)	(1,310,260)	31,037

INCOME (LOSS) BEFORE INCOME TAXES	(4,203,329)	(2,277,192)

INCOME TAX PROVISION	65,240	—

NET INCOME (LOSS)	$(4,268,569)	$(2,277,192)

Net Income (Loss) Per Common Share – Basic and Diluted	$(0.11)	$(0.14)

Weighted Average Shares Outstanding – Basic and Diluted	38,038,591	15,768,998

The accompanying notes are an integral part of these financial statements.

VOYAGER OIL & GAS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009 AND THE PERIOD

FROM INCEPTION (APRIL 18, 2008) THROUGH DECEMBER 31, 2008

	Year Ended December 31,
	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (Loss)	$(4,268,569)	$(2,277,192)
Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by (Used for) Operating Activities
Depletion of Oil and Gas Properties	547,844	—
Impairment of Oil and Gas Properties	1,377,188	—
Depreciation and Amortization	2,929	30
Amortization of Premium on Bonds	46,448
Amortization of Loan Discount	61,664
Loss on Disposal of Property and Equipment	34,305
Accretion of Discount on Asset Retirement Obligations	358	—
Cash Paid for Income Taxes	—	—
Gain on Sale of Available for Sale Securities	(1,520)	(14,803)
Share – Based Compensation Expense	882,804	2,244,504
Changes in Working Capital and Other Items:
Increase in Trade Receivables	(295,821)	—
Decrease in Restricted Cash	99,000	—
Decrease in Prepaid Expenses	9,821	—
Decrease (Increase) in Other Current Assets	89,529	(7,781)
Increase in Accounts Payable	411,469	30,712
Increase (Decrease) in Accrued Expenses	121,327	(631)
Decrease in Operating Lease Reserve	(284,410)	—
Net Cash Provided by (Used For) Operating Activities	(1,165,634)	(25,161)

CASH FLOWS FROM INVESTING ACTIVITIES
Cash Received from Merger Agreement	17,413,845	—
Cash Received on Note Receivable	500,000	—
Purchases of Other Property and Equipment	(598)	(17,748)
Prepaid Drilling Costs	(493,660)	—
Purchase of Available for Sale Securities	—	(569,321)
Proceeds from Sales of Available for Sale Securities	9,769,881	315,459
Acquisition of Oil and Gas Properties	(30,934,671)	(3,604,861)
Net Cash Used For Investing Activities	(3,745,203)	(3,876,471)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from Issuance of Common Stock - Net of Issuance Costs	779,240	2,817,472
Proceeds from Issuance of Senior Secured Promissory Notes	14,775,000	—
Proceeds from Exercise of Stock Options	23,854	—
Net Cash Provided by Financing Activities	15,578,094	2,817,472

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	10,667,257	(1,084,160)

CASH AND CASH EQUIVALENTS – BEGINNING OF PERIOD	691,263	1,775,423

CASH AND CASH EQUIVALENTS – END OF PERIOD	$11,358,520	$691,263

Supplemental Disclosure of Cash Flow Information
Cash Paid During the Period for Interest	$380,933	$—
Cash Paid During the Period for Income Taxes	$65,240	$—

Non-Cash Financing and Investing Activities:
Purchase of Oil and Gas Properties Paid Subsequent to Period End	$95,576	$—
Purchase of Oil and Gas Properties through Issuance of Common Stock	$2,358,900	$—
Payment of Capital Raise Costs with Issuance of Common Stock	$—	$171,771
Fair Value of Warrants and Options Granted as Compensation	$653,300	$2,076,841
Payment of Compensation through Issuance of Common Stock	$229,504	$130,688
Payment of Consulting Fees through Issuance of Common Stock	$—	$36,975
Available for Sale Securities Received from Merger	$9,795,238	$—
Capitalized Asset Retirement Obligations	$10,164	$—

The accompanying notes are an integral part of these financial statements.

Investor Relations Contact:

The WSR Group

Gerald Kieft

772-219-7525

http://www.wallstreetresources.net/voyager.asp

Source: Voyager Oil & Gas, Inc.